Exhibit 32.2
CERTIFICATION
In connection with the Quarterly Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-Q for the period ended November 4, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darin Harper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:
(1)The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: December 9, 2025

/s/ Darin Harper
Darin Harper
Chief Financial Officer